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                                                                   Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of Genicom Corporation and Subsidiaries on Form S-8 of our report dated January 31, 1995, except for Note 12, for which the date is March 1, 1995, on our audits of the consolidated financial statements and schedules of Genicom Corporation and Subsidiaries, which report appears on Page F-2 of the Genicom Corporation and Subsidiaries Form 10-K (SEC File No. 0-14685).


                                                   /s/ Coopers & Lybrand L.L.P.

Washington, D.C.
March 15, 1996